United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934


                                   May 1, 2006
                                (Date of Report)


                            ULTRALIFE BATTERIES, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                      000-20852                  16-1387013
(State of incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)

     2000 Technology Parkway, Newark, New York                     14513
      (Address of principal executive offices)                  (Zip Code)

                                 (315) 332-7100
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 1.01       Entry into a Material Definitive Agreement.

     On May 1, 2006, Ultralife Batteries, Inc. (the "Registrant") and its wholly-owned subsidiary, MR Acquisition Corporation, entered into an asset purchase agreement with McDowell Research, Ltd., a Texas limited partnership ("Seller"), Thomas Hauke, Earl Martin, Sr., James Evans and Frank Alexander. Together, Hauke, Martin, Evans and Alexander beneficially own all of the limited partner interests of Seller and, through such ownership, they indirectly control Seller. There are no material relationships between the Registrant or its affiliates and Seller, Hauke, Martin, Evans or Alexander, other than in respect of the asset purchase agreement, which is described below.

     Seller is engaged in the business of designing and developing power systems and battery chargers for sale to military and commercial customers. Pursuant to the terms and conditions of the asset purchase agreement, at the closing of the transaction, which is expected to occur during the third quarter of the Registrant's current fiscal year, the Registrant will acquire substantially all of those assets of Seller that relate to Seller's business, including certain intellectual property and contract rights, as well as inventory, fixtures, equipment, customer lists and other assets. In addition, the Registrant will assume certain liabilities of Seller that relate to Seller's business, including certain debt and obligations under assumed contracts.

     Pursuant to the terms and conditions of the asset purchase agreement, at the closing of the transaction, the Registrant will pay Seller a purchase price of $25,000,000, subject to certain adjustments discussed below. The Registrant will pay the purchase price by tendering a single cash payment in the amount of $5,000,000 and delivering a subordinated convertible promissory note in the principal amount of $20,000,000. The purchase price is subject to adjustment in certain circumstances. If the sum of the value of Seller's accounts receivable and inventory minus its accounts payable is less than $3,000,000, then the principal amount of the promissory note will be reduced by the amount of such shortfall. If the sum of the value of Seller's accounts receivable and inventory minus its accounts payable is more than $3,000,000, then such excess will be paid to Seller in accordance with the terms of the asset purchase agreement.

     The principal amount of the promissory note matures and is payable on the fifth anniversary of the closing of the transaction. The promissory note bears interest at the rate of four percent per year, which rate can increase if an event of default defined within the promissory note occurs. The promissory note is cross-defaulted against the asset purchase agreement. During the term of the promissory note, interest is payable in arrears on a quarterly basis. Subject to Seller's conversion rights discussed below, the Registrant can pay off all amounts outstanding under the promissory note before its maturity date by providing written notice to Seller at least 60 days before the anticipated payoff date. The payment of principal and interest under the promissory note is subordinate to the rights of any commercial lenders, such as banks or other financial institutions, that lend money to the Registrant.

     Subject to certain limitations, the promissory note is convertible into shares of the Registrant's common stock at any time prior to the time the outstanding principal amount of the promissory note is paid in full. If the closing price of the Registrant's common stock on the closing date of the transaction is greater than $12.00 per share, then Seller will be precluded from exercising its conversion rights until the first anniversary of the closing date. The initial per share conversion price is $15.00, and the conversion price is subject to customary anti-dilution adjustments. The Registrant has the right to compel Seller to convert the promissory note at any time after the 30-day average closing price of the Registrant's common stock exceeds $17.50 per share. The Registrant has undertaken to register the shares issuable upon a conversion of the promissory note.

     Prior to the closing of the transaction, the asset purchase agreement may be terminated under a number of circumstances. Termination can occur upon the mutual consent of the parties or where laws or orders of government bodies would prohibit the transaction. In addition, Seller can terminate the asset purchase agreement if the transaction does not close within 30 days of the satisfaction of all applicable closing conditions as a result of the Registrant's action or inaction. Similarly, the Registrant can terminate the asset purchase agreement if the transaction does not close within 30 days of the satisfaction of all applicable closing conditions as a result of Seller's action or inaction. The Registrant can also terminate the asset purchase agreement if a material adverse event described in the asset purchase agreement occurs. Finally, either party may terminate the asset purchase agreement if the transaction does not close by September 30, 2006, as long as the terminating party is not in material breach of its contractual obligations.

     The asset purchase agreement contains customary representations, warranties and covenants for a transaction of this type. The completion of the transaction is subject to the satisfaction of a number of closing conditions, including conditions relating to the Registrant's financing for the transaction and the parties securing all necessary approvals for the transaction. The asset purchase agreement also contains an exclusivity provision that provides the Registrant with the exclusive right to pursue the transaction until September 30, 2006.

     The Registrant expects to file the asset purchase agreement as an exhibit to its quarterly report on Form 10-Q for the quarter ended July 1, 2006. A copy of the press release issued by the Registrant in connection with the transaction is attached as Exhibit 99.1 to this report.



Item 9.01       Financial Statements and Exhibits.

           (d)  Exhibits.

                99.1 Press Release, dated May 2, 2006, announcing the agreement to acquire McDowell Research, Ltd.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of May 1, 2006                       ULTRALIFE BATTERIES, INC.


                                              /s/ Peter F. Comerford
                                              ----------------------------------
                                              Peter F. Comerford
                                              Vice President of Administration &
                                              General Counsel